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                                                                    EXHIBIT 10.7


                      COMMERCIAL AND INVESTMENT REAL ESTATE
                           PURCHASE AND SALE AGREEMENT


                                                               Date July 4, 1996

The undersigned Buyer, United Support Association, Inc. (Nevada Corporation), agrees to buy and Seller agrees to sell, on the following terms, the real property and all improvements thereon (collectively, the "Property") commonly known as 14675 Interurban Avenue, in the City of Tukwila, King County, Washington, legally described as: SEE EXHIBIT A.

(Buyer and Seller authorize the Listing Agent, Selling Licensee, or Closing Agents to insert and/or correct, over their signatures, the legal description of the Property.)

1. PURCHASE PRICE. The total purchase price is Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00), including the earnest money, payable as follows:

      [ ] all cash at closing, including the earnest money, with no financing contingency.

      [ ] all cash at closing, including the earnest money, contingent on new financing under Section 4a below.

      [X] $750,00 of the purchase price in cash at closing, including the earnest money, with the balance of the purchase price paid as follows (check only one):

            [ ] Buyer's assumption of any underlying note and deed of trust, or real estate contract, under Section 4b below;

            [X] Buyer's delivery at closing of a promissory note for the balance of the purchase price, secured by a deed of trust encumbering the Property, as described in Section 4c below;

            [ ] Buyer's delivery at closing of real estate contract for the balance of the purchase price as described in Section 4c below.

      [ ]   Other.

2. EARNEST MONEY RECEIPT. Selling Licensee acknowledges receipt from Buyer of $200,000 earnest money, in the form of [ ] Cash [ ] Personal check
      [X] Promissory note due upon contingency removal [ ] Other ____________, to be held [ ] by Closing Agent [ ] in Selling Licensee's pooled trust account (with interest paid to the Washington Housing Fund). Selling Licensee may, however, transfer the earnest money to Closing Agent.

      If the earnest money is to be held by Selling Licensee and is over $5,000, it shall be deposited to: [ ] Selling Licensee's pooled trust account
      [ ] A separate trust account in Selling Licensee's name, with the interest credited at closing to Buyer whose Social Security (or taxpayer ID) Number is ________________. If this sale fails to close, whoever is entitled to the earnest money is entitled to interest.

      Selling Licensee shall not deposit any check until mutual acceptance of this Agreement. Buyer agrees to pay financing and purchase costs incurred by Buyer. If all or part of the earnest money is to be returned to Buyer and any such costs remain unpaid, Selling Licensee may deduct and pay them therefrom.

3.    ADDENDUMS.  The following addendums are attached hereto:
                  [ ] None  [X]  No. 1.

4.    FINANCING.

      [Text intentionally omitted.]

      (Note to Buyer and Seller: If the Property is currently used primarily for farming or agricultural purposes, then a nonjudicial foreclosure/forfeiture remedy is available only to Seller by using a real estate contract not a deed of trust.)


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      A. SECTION 1031 LIKE-KIND EXCHANGE. If either Seller or Buyer intends for this transaction to be a part of a Section 1031 like-kind exchange, then the other party agrees to cooperate in the completion of the like-kind exchange so long as the cooperating party incurs no additional liability in doing so, and so long as any expenses (including attorneys fees and costs) incurred by the cooperating party that are related only to the exchange are paid or reimbursed to the cooperating party at or prior to closing.

5. INSPECTION CONTINGENCIES. This Agreement shall terminate and Buyer shall receive a refund of the earnest money unless Buyer gives written notice to Seller within eighteen (18) days (20 days if not filled in) of mutual acceptance of this Agreement stating that Buyer is reasonably satisfied with specified results of the following inspections. If such notice is timely given, the inspection contingencies stated in this Section 5 shall be deemed to be satisfied.

      A. BOOKS, RECORDS, LEASES, AGREEMENTS. Seller shall make available for inspection by Buyer or its agents as soon as possible but no later than ten (10) five (5) days after mutual acceptance of this Agreement all documents available to Seller relating to the ownership and operation of the Property including without limitation: (i) statements for real estate taxes, assessments, and utilities, property management agreements, service contracts, leases of personal property or fixtures, leases of all or a portion of the Property, and a schedule of tenants, rents, and deposits;
      (ii) plans, specifications, permits, drawings, surveys, reports, and maintenance records; and (iii) accounting records and audit reports.
      Buyer shall determine within the contingency period stated in the preceding introductory paragraph whether it wishes and is able to assume, as of closing, all of the foregoing leases, contracts, and agreements which have terms extending beyond closing

      B. PROPERTY INSPECTION. Seller shall permit Buyer or its agents, at Buyer's sole expense and risk, to enter the Property, at reasonable times after legal notice to tenants, to conduct inspections concerning the structural condition of the improvements, all mechanical, electrical and plumbing systems, hazardous materials (limited to a Phase I audit only), pest infestation, soils conditions, sensitive areas, wetlands, or other matters affecting the feasibility of the Property for Buyer's intended use. Buyer agrees to indemnify and defend Seller from all liens, costs, expenses, including attorneys and expert fees, arising from or relating to Buyer's entry onto and inspection of the Property. This agreement to indemnify and defend Seller shall survive closing.

6.    TITLE INSURANCE.

      A. TITLE REPORT. Seller authorizes Lender and Listing Agent, Selling Licensee or Closing Agents, at Seller's expense, to apply for and deliver to Buyer a [ ] standard [ ] extended (standard, if not completed) coverage owner's policy of title insurance. If an extended coverage owner's policy specified, Buyer shall pay the increased costs associated with that policy including the excess premium over that charged for a standard coverage policy, and the cost of any survey required by the title insurer. The title report shall be issued by First American Title Company by July 12th.

      B. PERMITTED EXCEPTIONS. Buyer shall notify Seller of any objectionable matters in the title commitment or any supplemental report within ten (10) days after receipt of such commitment or supplement. Buyer may not object to the following: (a) rights of tenants existing as of closing; (b) real property taxes due after closing; (c) if consistent with Buyer's intended use of the Property, easements and reservations including reserved oil, gas, and/or mineral rights; and (d) governmental building and land use regulations, codes, and laws. This Agreement shall terminate and Buyer shall receive a refund of the earnest money, less any costs advanced or committed for Buyer, unless (a) within ten (10) days of Buyer's notice of such objections, Seller agrees to remove all objectionable provisions; or
      (b) within fifteen (15) days after Buyer's notice of such objections, Buyer notifies Seller in writing that it waives any objections which Seller does not agree to remove. The provisions referenced in (a) through
      (d) above and those provisions not objected to or for which Buyer waived its objections shall be referred to collectively as the "Permitted Exceptions." The title policy shall contain no exceptions other than the General Exclusions and Exceptions common to such form of policy and the


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      Permitted Exceptions.

7. CLOSING OF SALE. This sale shall be closed on or before July 26, 1995 ("closing") by First American Title Company ("Closing Agent"). Buyer and Seller will, immediately on demand, deposit with Closing Agent all instruments and monies required to complete the purchase in accordance with this Agreement. "Closing" shall be deemed to have occurred when all documents are recorded and the sale proceeds are available to Seller. If this sale cannot be closed by the above date, because of circumstances beyond the control of the party whose performance is delayed, closing shall be extended seven (7) days beyond cessation of such circumstance but in not event more than thirty (30) days beyond the above date. Time is of the essence in the performance of this Agreement.

8. CLOSING COSTS. Seller shall pay the excise tax and premium for the owner's extended coverage title policy. Seller and Buyer shall each pay one-half of the escrow fees. Real and personal property taxes and assessments payable in the year of closing; rents on any existing tenancies; interest; mortgage reserves; utilities; and other operating expenses shall be pro-rated as of closing. Security, cleaning, and any other unearned deposits on tenancies, and remaining mortgage or other reserves shall be assigned to Buyer at closing. The real estate commission is due on closing or upon Seller's default under this Agreement, whichever occurs first, an neither the amount nor due date thereof can be changed without Listing Agent's written consent.

9. POST-CLOSING ADJUSTMENTS, COLLECTIONS, AND PAYMENTS. After closing, Buyer and Seller shall reconcile the actual amount of revenues or liabilities upon receipt or payment thereof to the extent those items were prorated or credited at closing based on estimates. Any bills or invoices received by Buyer after closing which relate to services rendered or goods delivered to the Seller or the Property prior to closing shall be paid by Seller upon presentation of such bill or invoice. At Buyer's option, Buyer may pay such bill or invoice and be reimbursed the amount paid plus interest at the rate of twelve percent (12%) per annum beginning fifteen (15) days from the date of Buyer's written demand to Seller for reimbursement until such reimbursement is made. Rents collected from each tenant after closing shall be applied for the benefit of Seller for delinquent rentals owed for a period prior to closing. The amounts applied for the benefit of Seller shall be turned over by Buyer to Seller promptly after receipt.

10. OPERATIONS PRIOR TO CLOSING. Prior to closing, Seller shall continue to operate and maintain the Property in the ordinary course of its business and shall operate the Property in compliance with all applicable laws, rules, regulations and ordinances. Seller shall not enter into or modify existing rental agreements or leases (except that Seller may modify or terminate residential rental agreements or leases in the ordinary course of its business), service contracts, or other agreements affecting the Property which have terms extending beyond closing without first obtaining Buyer's consent, which shall not be unreasonably withheld. Seller shall maintain the condition of the Property in the condition existing on the date of mutual acceptance of the Agreement.

11. POSSESSION. Buyer shall be entitled to possession, subject to existing tenancies, [ ] on closing [ ] _____________ (on closing, if not completed).

12. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that, to the best of Seller's knowledge, each of the following is true as of the date hereof and shall be true as of closing: (a) Seller is authorized to enter into the Agreement to sell the Property, and to perform its obligations under the Agreement; (b) all books, records, leases, agreements and other items delivered to Buyer pursuant to Section 5 above are accurate and complete; (c) the Property and the business conducted thereon comply with all applicable laws, regulations, codes and ordinances; (d) Seller has all certificates of occupancy, permits, and other governmental consents necessary to own and operate the Property for its current use; (e) there is no pending or threatened litigation which would adversely affect Buyer's ownership of the Property after closing;
      (f) there are no covenants, conditions, restrictions, or contractual obligations of Seller which will adversely affect Buyer's ownership of the Property after closing, or prevent Seller from performing its obligations under the Agreement, except as disclosed in the preliminary commitment for title insurance or


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      as otherwise disclosed to Buyer in writing prior to closing; (g) there is no pending or threatened condemnation or similar proceedings affecting the Property, and except as otherwise disclosed in the preliminary commitment for title insurance as or otherwise disclosed to Buyer in writing prior to closing, the Property is not within the boundaries of any planned or authorized local improvement district; (h) Seller has paid (except to the extent prorated at closing) all local, state and federal taxes (other than real and personal property taxes and assessments described in Section 8 above) attributable to the period prior to closing which, if not paid, could constitute a lien on Property (including any personal property), or for which Buyer may be held liable after closing; and (i) Seller warrants that, to the best of Seller's knowledge, there are no pending or threatened notices of violation of building, zoning, or land use codes applicable to the property, and that Seller is not aware of any concealed material defects in the Property except _________________. Seller makes no representations or warranties regarding the Property other than those specified in this Agreement, Buyer otherwise takes the Property "AS IS," and Buyer shall otherwise rely on its own pre-closing inspections and investigations.

13. HAZARDOUS SUBSTANCES. Seller represents and warrants to Buyer that, to the best of its knowledge: (i) there are no Hazardous Substances (as defined below) currently located in, on, or under the Property in a manner or quantity that presently violates any Environmental Law (as defined below);
      (ii) there are no underground storage tanks located on the Property; and
      (iii) there is no pending or threatened investigation or remedial action by any governmental agency regarding the release of Hazardous Substances or the violation of Environmental Law at the Property. As used herein, the term "Hazardous Substances" shall mean any substance or material now or hereafter defined or regulated as a hazardous substance, hazardous waste, toxic substance, pollutant, or contaminant under any federal, state, or local law, regulation, or ordinance governing any substance that could cause actual or suspected harm to human health or the environment ("Environmental Law"). The term "Hazardous Substances" specifically includes, but is not limited to petroleum, petroleum by-products, and asbestos. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all claims, liabilities, losses, penalties, remediation costs and expenses (including attorneys' and consultants' fees and costs) that Buyer may incur or have asserted against it as a result of the presence of any Hazardous Substance in, on, or under the Property which violates any Environmental Law at any time prior to closing. The provisions of this Section 13 shall survive closing or termination of this Agreement.

14.   PERSONAL PROPERTY. This sale includes the following personal property:
      [X] None [ ] That portion of the personal property located on and used in connection with the Property, which Seller will itemize in an Addendum to be attached to this Agreement within ten (10) days of mutual acceptance (None, if not completed). The value assigned to the personal property shall be the amount agreed upon by the parties and, if they cannot agree, the County-assessed value if available, and if not available, the fair market value determined by an appraiser selected by the Listing Agent and Selling Licensee. Seller warrants title to, but not the condition of, the personal property and shall convey it by bill of sale.

15. CONDEMNATION AND CASUALTY. Buyer may terminate this Agreement and obtain a refund of the earnest money, less any costs advanced or committed for Buyer, if improvements on the Property are destroyed or materially damaged by casualty before closing, or if condemnation proceedings are commenced against all or a portion of the Property before closing.

16. FIRPTA - TAX WITHHOLDING AT CLOSING. Closing Agent is instructed to prepare a certification (CIBA or PSMLA Form 22E, or equivalent) that Seller is not a "foreign person" within the meaning of the Foreign Investment in Real Property Tax Act. Seller agrees to sign this certification. If Seller is a foreign person, and this transaction is not otherwise exempt from FIRPTA, Closing Agent is instructed to withhold and pay the required amount to the Internal Revenue Service.

17. CONVEYANCE. Title shall be conveyed by a Statutory Warranty Deed subject only to the Permitted Exceptions. If this Agreement is for conveyance of Seller's vendee's interest in a Real Estate Contract, the Statutory Warranty Deed shall include a contract vendee's assignment sufficient to convey after acquired title. At closing, Seller shall transfer to


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      Buyer by written assignment all agreements, service contracts, rental agreements, tenant leases, leases of potential property or fixtures, and any other agreements or contract rights which Buyer is assuming pursuant to Section 5 of the Agreement. The written assignment shall provide that Seller shall be responsible for and shall indemnify Buyer against any defaults occurring by reason of actions taken by Seller or performance due prior to closing, and that Buyer shall assume and indemnify Seller against liability arising from all performance due after closing.

18. SEATTLE REQUIREMENTS. If the Property is in the City of Seattle, (a) Seller shall deliver to Buyer a Certificate of Land Use and Local Assessments (not applicable to single family dwellings not represented to be a lawful site for more than one dwelling unit), and (b) Seller warrants that U.L. approved smoke detectors are installed. Only in buildings constructed before 1980 may the smoke detectors be battery powered.

19. NOTICES. Unless otherwise specified, any notice required, or permitted in, or related to, this Agreement must be in writing; signed by any one Buyer or Seller (including either husband or wife); and received by or at the selling office of Selling Licensee who, for this limited purpose, shall be the Agent of both parties. Any time limit in or applicable to a notice shall commence on the day following receipt of the notice by the Selling Licensee, unless that is a Saturday, Sunday or holiday, in which event it will commence on the next following business day. SELLER AND BUYER MUST KEEP SELLING LICENSEE ADVISED OF THEIR WHEREABOUTS TO RECEIVE PROMPT NOTIFICATION OF RECEIPT OF NOTICE. SELLING LICENSEE HAS NO RESPONSIBILITY TO ADVISE OF RECEIPT OF A NOTICE BEYOND EITHER PHONING THE PARTY OR CAUSING A COPY OF THE NOTICE TO BE DELIVERED TO THE PARTY'S ADDRESS ON THIS AGREEMENT.

20. AGENCY DISCLOSURE. At the signing of this Agreement, Selling Licensee, Bob Bencze and Arvin Vander Veen of Colliers Macaulay Nicolls International, represented Buyer, and Listing Agent, N/A, represented Seller. Each party signed this Agreement confirms that prior oral and/or written disclosure of agency or non-agency was provided to him/her in this transaction.

21. ASSIGNMENT. Buyer [X] may [ ] may not (may not, if not completed) assign this Agreement, or Buyer's rights hereunder, without Seller's prior written consent, unless provided otherwise herein.

22. DEFAULT AND ATTORNEY'S FEE. In the event Buyer fails, without legal excuse, to complete the purchase of the Property, then (check one):

      [X] that portion of the earnest money which does not exceed five percent (5%) of the purchase price shall be forfeited to Seller (subject to Seller's obligation to pay certain costs and a commission under Section 25 below) as the sole and exclusive remedy available to Seller for such failure; or

      Seller may, at its option, (a) keep as liquidated damages all or a portion of the earnest money (subject to Seller's obligation to pay certain costs and a commission under Section 21 below) as the sole and exclusive remedy available to Seller for such failure, (b) bring suit against Buyer for Seller's actual damages, (c) bring suit to specifically enforce this Agreement and recovery any incidental damages, or (d) pursue any other rights or remedies available at law or equity.

      If Buyer, Seller, Listing Agent or Selling Licensee institutes suit concerning this Agreement, the prevailing party is entitled to court costs and a reasonable attorney's fees. In the event of trial, the amount of the attorney's fees shall be fixed by the court. The venue of any suit shall be the county in which the Property is located, and this Agreement shall be governed by the laws of the state where the Property is located.

23.   MISCELLANEOUS PROVISIONS.

      A. COMPLETE AGREEMENT. The Agreement and any addenda and exhibits to it state the entire understanding of Buyer and


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Seller regarding the sale of the Property. There are no verbal agreements which modify or affect the Agreement.

      B. NO MERGER: The terms of the Agreement shall not merge in the deed or other conveyance instrument transferring the Property to Buyer at closing. The terms of this Agreement shall survive closing.

      C. COUNTERPART SIGNATURES. The Agreement may be signed in counterpart, each signed counterpart shall be deemed and original, and all counterparts together shall constitute one and the same agreement.

24. ACCEPTANCE; COUNTEROFFERS. Seller has until 12:30 p.m. of July 5, 1996 to accept this offer (if not filled in, the third business day following the last Buyer signature below). Acceptance is not effective until a signed copy hereof is actually received by or at the office of Selling Licensee. If this offer is not so accepted, it shall lapse and Selling Licensee shall refund the earnest money to Buyer. (If either party makes a future counteroffer, the other party shall have until 5:00 p.m. on the ______ day (if not filled in, the second day) following the receipt or at the office of Selling Licensee to accept the counteroffer, unless sooner withdrawn. Acceptance is not effective until a signed copy thereof is received by or at the office of Selling Licensee. If the counteroffer is not accepted or countered, this Agreement shall lapse and the earnest money shall be refunded to the Buyer.

25. SELLER'S ACCEPTANCE AND BROKERAGE AGREEMENT. Seller agrees to sell the Property on the terms and conditions herein, and further agrees to pay a commission in an amount computed in accordance with the listing agreement. If there is no written listing agreement, Seller agrees to pay a commission of _______ ( %) of the sales price or One Hundred Thousand and No/100 Dollars ($100,000). This is a reduced commission from the normal 6% or $165,000. The commission shall be apportioned between Listing Agent and Selling Licensee as specified in the listing agreement or any co-brokerage agreement. Seller assigns to Listing Agent and Selling Licensee a portion of the sales proceeds equal to the commission. If the earnest money is retained as liquidated damages, any costs advanced or committed by Listing Agent or Selling Licensee for Buyer or Seller shall not be reimbursed or paid therefrom, and the balance shall be paid one-half to Seller and one-half to Listing Agent and Selling Licensee according to the listing agreement and any co-brokerage agreement. Seller acknowledges receipt of a copy of this Agreement, signed by both parties.

26. LISTING AGENT AND SELLING LICENSEE DISCLOSURE. EXCEPT AS OTHERWISE DISCLOSED IN WRITING TO BUYER OR SELLER, NEITHER SELLING LICENSEE NOR LISTING AGENT HAS MADE ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE LEGAL EFFECT OF THIS AGREEMENT, BUYER'S OR SELLER'S FINANCIAL STRENGTH, OR THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE PROPERTY ZONING, COMPLIANCE WITH APPLICABLE LAWS (INCLUDING LAWS REGARDING ACCESSIBILITY FOR DISABLED PERSONS), OR HAZARDOUS MATERIALS. SELLER AND BUYER ARE EACH ADVISED TO SEEK INDEPENDENT LEGAL AND TAX ADVICE ON THESE AND OTHER MATTERS RELATED TO THIS AGREEMENT. IF THE SAME BROKER REPRESENTED BOTH BUYER AND SELLER IN THIS TRANSACTION, BUYER AND SELLER HEREBY CONFIRM THAT THEY WERE TIMELY ADVISED OF THE DUAL REPRESENTATION, THAT THEY CONSENTED AND HEREBY CONSENT TO THE SAME AND THAT THEY DO NOT EXPECT THE BROKER TO DISCLOSE TO EITHER OF THEM ANY CONFIDENTIAL INFORMATION OBTAINED FROM THE OTHER PARTY.

UNITED SUPPORT ASSOCIATION, INC.

Buyer /s/ CHRISTOPHER CARDE      Date JULY 4     19 96   Home Ph.
     __________________________      ___________    ____         _______________

Buyer                            Date            19      Home Ph.
     __________________________      ___________    ____         _______________

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Buyer's Address:_______________________________________  Fax No.________________


Selling Licensee (Company)

By /s/ BOB BIANCIO
  _________________________________________


Seller_________________________  Date___________ 19 ____ Home Ph._______________

Seller_________________________  Date___________ 19 ____ Home Ph._______________


Print Seller's Names:_________________________________________

Seller's Address:_____________________________________________

Listing Office:_______________________________________________

27. BUYER'S RECEIPT. Buyer acknowledges receipt of a Seller signed copy of this Agreement on _________________________________, 19_____.

BUYER___________________________________ Buyer__________________________________


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                     COLLIERS MACAULAY NICOLLS INTERNATIONAL


                                 ADDENDUM NO. 1

ADDENDUM NO. 1 to Real Estate Purchase and Sale Agreement dated July 4, 1986, by and between United Support Association, Inc., as Purchaser, and James M. Saghi, as his separate estate, as Seller.

1.    Purchase Price Payment

      The purchase price is payable to Sun Life of Canada as follows:

      $750,000 in cash at the time of closing to include any earnest money paid.

      The balance of $2,550,000 shall be placed on a promissory note secured by a first deed of trust with Sun Life of Canada on subject property. The note shall call for monthly payments of $50,000 for the first twelve months to include interest at the rate of 8% per year starting thirty (30) days from the date of closing. The next eighteen months shall call for monthly payments of $100,000 to include interest at the rate of 8% per year. The note shall be due on the thirty-first month when the remaining balance and interest shall be due. There shall be no pre-payment penalty.

2.    Sun Life Approval

      This agreement is subject to approval of the financial terms by Sun Life of Canada.

3. James M. Saghi and Sun Life of Canada agree to hold harmless and indemnify United Support Association, Inc. from any cause of action, present or future, arising directly or indirectly between Sun Life of Canada and James M. Saghi concerning the subject property.

4. James M. Saghi shall surrender the deed in lieu of foreclosure to Sun Life of Canada upon acceptance of the financial terms of the subject Purchase and Sale Agreement.

5. Seller is to terminate all leases, service agreements and contracts affecting subject property by July 26, 1996.

ACKNOWLEDGED AND AGREED to this              ACKNOWLEDGED AND AGREED to this
4th day of JULY, 1996.                       ____day of________________, 1996.

BUYER                                        SELLER

By: /s/ CHRISTOPHER CARDE                    By:
   ________________________________             ________________________________

Its:_______________________________          Its:_______________________________


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                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

PARCEL 1:

LOTS 1, 2 AND 3 IN BLOCK 15 OF HILLMAN'S SEATTLE GARDEN TRACTS, AS PER PLAT RECORDED IN VOLUME 11 OF PLATES, PAGE 24, RECORDS OF KING COUNTY:

EXCEPT THE NORTHEASTERLY 40 FEET THEREOF CONDEMNED FOR ROAD PURPOSES IN KING COUNTY SUPERIOR COURT CAUSE NO. 109001;

TOGETHER WITH AN EASEMENT FOR EXISTING DRIVEWAY OVER AND ACROSS THE SOUTHERLY 5 FEET OF THE EASTERLY 315 FEET OF LOT 4 IN SAID BLOCK;

EXCEPT THE NORTHEASTERLY 40 FEET THEREOF CONDEMNED AS AFORESAID;

SITUATED IN THE CITY OF TUXWILA, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL 2:

THE NORTH 250 FEET, AS MEASURED ALONG THE WEST LINE OF LOT 2, INTERURBAN ADDITION TO SEATTLE, AS PER PLAT RECORDED IN VOLUME 10 OF PLATS, PAGE 55, RECORDS OF KING COUNTY;

EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT;
THENCE SOUTH ALONG THE WEST LINE OF SAID LOT 250.00 FEET;
THENCE NORTH 89 DEGREES 37 MINUTES 52 SECONDS EAST 178.40 FEET;
THENCE NORTHWESTERLY TO A POINT ON THE NORTH LINE OF SAID LOT WHICH IS NORTH 89 DEGREES 37 MINUTES 52 SECONDS EAST A DISTANCE OF 10.00 FEET FROM THE POINT OF BEGINNING;
THENCE SOUTH 89 DEGREES 37 MINUTES 52 SECONDS WEST 10.00
FEET TO THE POINT OF BEGINNING OF SAID EXCEPTION.

SITUATED IN THE CITY OF TUKWILA, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL 3:

THAT PORTION OF TUKWILA TRAP NO. 1 LYING SOUTHERLY OF LOT 1, BLOCK 15 OF HILLMAN'S SEATTLE GARDEN TRACTS, AS PER PLAT RECORDED IN VOLUME 11 OF PLATS, PAGE 24, RECORDS OF KING COUNTY, WASHINGTON DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTH LINE OF SAID LOT 1, LYING S89 DEGREES 37 FEET 52 INCHES W 136.89 FEET FROM THE INTERSECTION OF SAID SOUTH LINE, WITH THE SOUTHWESTERLY MARGIN OF INTERURBAN AVENUE SOUTH (THE SOUTHWESTERLY LINE OF THE NORTHEASTERLY 40 FEET OF LOT 1); THENCE N89 DEGREES 37 FEET 52 INCHES E 39SE FEET TO A POINT ON A CURVE TO THE RIGHT WITH A 150.00 FOOT RADIUS AND INITIAL RADIAL BEARING OF S22 DEGREES 13 FEET 28 INCHES E. THENCE SOUTHWESTERLY ON SAID CURVE AN ARC OF 122.06 FEET AND

CENTRAL ANGEL OF 3 DEGREES LESS THAN 42 FEET 40 INCHES TO THE SOUTH LINE OF SAID LOT 1; THENCE N89 DEGREES 37 FEET 52 INCHES E 59.56 FEET TO THE POINT OF BEGINNING.

                    COLLIERS MACAULAY NICHOLLS INTERNATIONAL


                                  DEPOSIT NOTE

$200,000                                                     Seattle, Washington
                                                                    July 4, 1996

      FOR VALUE RECEIVED, each of the undersigned promises to pay in lawful money of the United States, without grace, to Colliers Macaulay Nicholls International ("CMNI"), or order, at Seafirst Fifth Avenue Plaza, 800 Fifth Avenue, Suite 3000, Seattle, Washington 98104, or at such other place as the holder hereof from time to time may designate in writing, the principal sum of Two Hundred Thousand and No/100 Dollars ($200,000) with no interest thereon. This note shall be paid on removal or waiver of contingencies contained in the Real Estate Purchase and Sale Agreement of even date herewith.

      After maturity, this Note shall bear interest at the maximum legal rate. If this Note shall be placed in the hands of an attorney for collection or if ___________ shall be brought to collect any of the principal or interest on this Note, each of the undersigned promises to pay all costs of collection, including reasonable attorneys' fees incurred thereby.

      Each maker of this Note executes the same as a principal and not as a __________. The obligations of this Note shall be joint and several. Each of the undersigned and all endorsers and all persons liable or to become liable on this Note under ____________________, demand _________ and notice of demand, ____________ and nonpayment and consent to any and all remedies and _____________ of the ____________ of payment hereof may be modified without affecting the liability of any party to this Note or any person liable with respect to any individuals _______________ thereby.

      This Note shall be construed according to the laws of the State of Washington.

      PURCHASER:

      By: /s/ CHRISTOPHER CARDE
         ____________________________

      Its:___________________________

      Date:   7/4/96
           __________________________
      Address:

                                 PROMISSORY NOTE

$3,3335,000.00                                             Dated:  June 18, 1992
                                                             Seattle, Washington

            FOR VALUE RECEIVED, the undersigned, JAMES M. SAGHI, a married man as his sole and separate property (hereinafter referred to as the "Maker"), hereby promises to pay to the order of SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation (hereinafter referred to as the "Holder"), c/o Draper Shaw Associates, Inc., 9706 Fourth Avenue N.E., Suite 201, Seattle, Washington 98115, or at such other place as the Holder may from time to time designate in writing, the principal sum of THREE MILLION THREE HUNDRED FIFTY-FIVE THOUSAND AND NO/100 DOLLARS ($3,355,000.00), plus interest on the outstanding principal at the rate of nine percent (9%) per annum from the day the funds of the loan evidenced by this Note are wire transferred by Holder until fully paid, payable in the following manner:

            On the first (1st) day of July, 1992, all interest which will accrue under this Note from the day of wiring the loan funds through June 30, 1992 shall be paid by the Maker to the Holder. Commencing on the first
      (1st) day of August, 1992, and on the first (1st) day of each calendar month thereafter, Maker shall make payments of principal and interest at said rate to Holder in the amount of TWENTY-SIX THOUSAND NINE HUNDRED NINETY-SIX AND NO/100 DOLLARS ($26,996.00) per month. Notwithstanding anything to the contrary contained herein, the entire unpaid principal balance plus accrued interest shall be paid in full in the form of a final balloon payment on May 31, 1997. Notwithstanding anything further to the contrary, in the event the encroachment of the building on the Property onto the South 147th Street right-of-way and any set-back violation related thereto are not fully resolved to Holder's satisfaction by May 31, 1993, then the entire unpaid principal balance plus accrued interest shall be due in full on June 1, 1993. All scheduled payments shall, in the absence of a default by Maker under this Note, be applied first to the interest due, and any balance shall be applied in reduction of principal. The principal and interest hereto shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. In no event shall the interest rate exceed the legal rate of interest provided for under the laws of the State of Washington.

            The privilege is reserved to prepay in full, but not in part, on any monthly payment due, subject to giving thirty (30) days' prior written notice and subject to the payment of a prepayment premium which shall be the greater of (a) two percent (2%) of the then outstanding balance of this Note, or (b) a Yield Maintenance Prepayment Fee computed as follows: the proceeds of the prepayment will be assumed to be immediately reinvested in a United States Treasury Security having a coupon interest rate and maturity most closely equivalent to that of this Note. If the yield on that certain United States Treasury Security, as published in the Wall Street Journal on the fifth (5th) business day prior to the date of prepayment, is:

                  (1) less than nine percent (9%) per annum, Maker shall pay to
            Holder a fee equal to the positive difference between the two, divided by twelve (12), multiplied by the number of whole or partial months remaining until the maturity date of this Note and multiplied by the then outstanding balance of this Note; or

                  (2) greater than or equal to nine percent (9%) per annum, then the prepayment fee shall be two percent (2%) of the then outstanding balance of this Note.

      No prepayment premium shall be due after February 28, 1997. If an event of default occurs under this Note or the documents securing the loan evidenced by this Note, thereby causing Holder to accelerate the loan evidenced by this Note prior to the maturity date, including the last eleven (11) days prior to a non-judicial trustee's sale under RCW 61.24 Holder will sustain damages due to the loss of its investment. Accordingly, in the event of any default and consequent acceleration of the Note, the Deed of Trust or any other instruments given as further security for repayment of this Note, Maker will be required, to the extent permitted by law, to pay as liquidated damages an acceleration premium of the greater of (a) three percent (3%) of the then outstanding balance of this Note, or (b) a reinvestment formula amount calculated as follows: the amount accelerated will be assumed to be immediately reinvested in a United States Treasury Security having a coupon interest rate and maturity most closely equivalent to that of this Note. If the yield on that certain United States Treasury Security, as published in the Wall Street Journal on the fifth (5th) business day prior to the date of acceleration, is:

                  (1) less than nine percent (9%) per annum, Maker shall pay Holder an acceleration premium equal to the positive difference between the two, divided by 12, multiplied by the number of whole or partial months remaining until the original maturity date of this Note, and multiplied by the then outstanding balance of this Note, or

                  (2) greater than or equal to nine percent (9%) per annum, than the acceleration premium shall be three percent (3%) of the then outstanding balance of this Note.

      It is agreed that payment of this acceleration premium shall be additionally secured by the loan documents and will not preclude Holder from seeking enforcement of any other remedies available to it at law or in equity. No acceleration premium shall be payable if the loan evidenced by this Note is reinstated more than eleven (11) days prior to the trustee's sale. No prepayment premium shall be charged on involuntary prepayments occasioned by condemnation, fire or casualty.

            This Note evidences a loan and is secured by a first Deed of Trust of even date herewith executed and delivered by Maker covering certain real property therein described, together with any other security given to further secure this Note (collectively called the "Property" herein).

            It is hereby expressly agreed that, should any payment of any installment of interest and/or principal not be made when due hereunder, then Maker shall be in default under this Note and the entire indebtedness represented hereby shall, at the option of the Holder of this Note, without notice, become immediately due and payable. In addition, the Holder of this Note may collect a "late charge" not to exceed an amount equal to six percent (6%) of any installment which is not paid within ten
      (10) days of when due, to cover the extra expenses involved in handling delinquent payments. In the event of default in the payment of any installment, or in any term or condition hereof, or in the Deed of Trust or any other agreement between Maker and Holder pertaining to the indebtedness evidenced hereby, then, with such notice as may be required by the Deed of Trust and expiration of the applicable cure period, if any, the entire unpaid balance of this Note shall bear interest at thirteen percent (13%) per annum (the "Default Rate").

            For the purpose of protecting Holder's security, keeping the Property free from subordinate financing liens and allowing Holder to raise the interest rate and collect assumption fees, Maker agrees that any sale, conveyance, further encumbrance (including the granting of any easements or other matters affecting title) or other transfer of title to the Property, or any interest therein (whether voluntarily or by operation of law) without Holder's prior written consent shall be an event of default, the entire balance of the indebtedness and all other sums evidenced by this Note or secured by the Deed of Trust shall be and become immediately due and payable, at the option of Holder. In addition, to the extent permitted by law, any prepayment charge or acceleration premium due under this Note shall also be payable. Any consent by Holder permitting an otherwise prohibited transfer or transaction shall not constitute a consent to or waiver of any right, remedy or power of Holder to withhold its consent on a subsequent occasion to a transfer not otherwise permitted by the provisions hereof.

            For the purpose of, and without limiting the generality of the foregoing, the occurrence at any time of any of the following events without Holder's prior written consent shall be deemed to be an unpermitted transfer of title to the property and shall constitute an event of default under this Note.

            (a) any sale, conveyance, assignment, including any assignment for the benefit of creditors, or other transfer of, or the grant of a lien or security interest in, all or any part of the legal or equitable interest in the Property; or

            (b) any transfer, assignment, sale, encumbrance or other distribution of any general partnership or stock interest in Maker, or any partnership or stock interest in any partnership or corporate general partner of Maker.

            Notwithstanding the foregoing, one time only during the term of the Note, Holder hereby agrees to consent to the transfer of the Property in its entirety from the original Maker to an independent third party on an arms length basis so long as the purchaser is acceptable to Holder as measured and analyzed by normal and ordinary standards of financial strength, credit history, real estate management ability and experience and professional character, and so long as Maker pays Holder an assumption fee equal to the two percent (2%) of the then outstanding principal balance of the Note.

            Notwithstanding the foregoing, Maker shall have the right to transfer the Property to a trust or trusts controlled by Maker without payment of an assumption fee and any transfer resulting from the death of Maker shall not require either the consent of Holder or the payment of any fee.

            If any action is instituted to collect this Note, or any part hereof, or if it is placed in the hands of an attorney for collection, the undersigned promises and agrees to pay, in addition to any costs and disbursements provided by statute, all costs (including, but not limited to attorneys' fees, including such fees in any trial or appellate proceeding should litigation be instituted) incurred in connection with the collection thereof.

            The Maker and any endorsers hereof and all others who may become liable for all or any part of this obligation, agree hereby to be jointly and severally bound, and waive any homestead or exemption right against said debt, and, except for notices required to be given pursuant to the terms of this Note or the Deed of Trust, if any, jointly and severally waive presentment, protest and demand, notice of protest and demand, notice of dishonor and non-payment of this Note and any and all lack of diligence or any assignment of this Note and/or the Deed of Trust or any other agreements evidencing or securing this Note, extension of time, release of any party liable for this obligation, release of any security for this Note, or any other indulgence or forbearance whatsoever. Any such assignment, extension, release, indulgence or forbearance may be made without notice to the undersigned and without in any way affecting the personal liability of the undersigned.

            The Maker shall pay to the Holder, when so requested by Holder, in addition to the required installment of interest and principal, a monthly installment of one-twelfth (1/12th) of the annual real estate taxes, insurance premiums and assessments that may be assessed upon the property described in the Deed of Trust securing this Note.

            Delay in exercising any of the Holder's rights or options hereunder shall not constitute a waiver thereof, and waiver of any right or option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

            If more than one person executes this Note, the term "Maker" shall include each as well as all of them and their obligations hereunder shall be joint and several.

            The provisions of this Note shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

            This Note shall be construed according to the laws of the State of Washington.

            Time is of the essence of this Note and each and every term and provision hereof.

            Maker's financial responsibility for repayment of this Note is limited to the Property, both real and personal, securing repayment of this Note and Maker shall not be personally liable to Holder for any monetary deficiency arising from a foreclosure or similar action, should such occur. No such financial responsibility limitation shall apply, however, to any insurance proceeds or condemnation awards received by Maker and not applied according to the terms of the Deed of Trust, nor shall it apply to any rents received by Maker subsequent to any default by Maker under this Note or the Deed of Trust and not applied to the operation of the property securing this Note or to this Note, nor will Maker's liability be limited with respect to any matter arising from any action taken against Maker or Holder as owner of the property securing this Note for violation of any environmental protection law or ordinance, including, but not limited to, all laws pertaining to asbestos, all as more fully set forth in the Environmental Indemnity Agreement executed by Maker in favor of Holder of even date herewith. Further, Maker hereby agrees to undertaken and indemnify and hold Holder harmless from any and all claims, including environmental claims, as may become liens prior and superior to the Deed of Trust.

                                 MAKER:
                                 ------



                                 /s/ JAMES M. SAGHI
                                 --------------------------------------
                                 JAMES M. SAGHI